EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
GAIN Capital Holdings, Inc.:
We consent to the use of our reports dated March 11, 2019, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.
/s/ KPMG LLP
New York, New York
June 20, 2019